UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-09810	54-1701843
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

9120 Lockwood Boulevard, Mechanicsville, Virginia		23116
(Address of principal executive
offices)		(Zip Code)

Post Office Box 27626,
Richmond, Virginia		23261-7626
(Mailing address of principal
executive offices)		(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ◻

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2024, the Our People & Culture Committee of the Board of Directors (the “Committee”) of Owens & Minor, Inc. (the “Company”) approved a Form of Performance Stock Unit Grant Notice and Performance Stock Unit Agreement (the “PSU Agreement”) for the grant of performance stock units (“PSUs”) under the Company’s 2023 Omnibus Incentive Plan (the “Plan”). PSUs provide an opportunity to earn shares of Company common stock if the applicable performance metrics are achieved, subject to the terms and conditions of the PSU Agreement and the Plan. The PSU Agreement also provides an opportunity to earn dividend equivalent payments subject to the terms and conditions set forth in the PSU Agreement.

This summary of the PSU Agreement is qualified in its entirety by the specific language of the PSU Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

10.1	Form of Performance Stock Unit Grant Notice and Performance Stock Unit Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: March 1, 2024	By:	/s/ Heath H. Galloway
	Name:	Heath H. Galloway
	Title:	Executive Vice President, General Counsel and Corporate Secretary